UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): DECEMBER 18, 2007

000-15701

(Commission file number)

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1007839
(State of incorporation)	(IRS Employer Identification No.)

1185 Linda Vista Drive San Marcos, California 92078	(760) 744-7340
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2007, Natural Alternatives International, Inc., a Delaware corporation (“NAI”), completed certain amendments to its credit facility with Wells Fargo Bank, National Association (“Lender”). The amendments (i) extend the maturity date for the working capital line of credit from November 1, 2008 to November 1, 2009; (ii) reduce the maximum principal amount available under the working capital line of credit from $12.0 million to $7.5 million; (iii) reduce the maximum borrowings against inventory from $6.0 million to $3.75 million, provided any such borrowings do not at any time exceed eligible accounts receivable; and (iv) extend the availability of the Foreign Exchange Facility from November 1, 2007 to November 1, 2008 and the allowable contract term thereunder from November 1, 2008 to November 1, 2009. In consideration of such amendments, NAI agreed to pay Lender a fee of $9,375.00

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.

Date:	December 20, 2007	By:	/s/ Randell Weaver
Randell Weaver
Chief Financial Officer